SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

JUNIPER NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

JUNIPER NETWORKS, INC.
1194 North Mathilda Avenue
Sunnyvale, California 94089
www.juniper.net
(408) 745-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific time, on Wednesday, May 19, 2004

Place	The Historic Del Monte Building, 100 South Murphy Street, Third Floor, Sunnyvale, California 94086

Items of Business	(1) To elect three Class II directors;

(2) To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004;

(3) To consider such other business as may properly come before the meeting

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Juniper Networks stockholder as of the close of business on March 22, 2004.

Meeting Admission	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 22, 2004 or hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record or plan participants on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 22, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., Pacific time. Check-in will begin at 8:00 a.m., Pacific time, and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card.

By Order of the Board of Directors,

Mitchell Gaynor
Vice President, General Counsel and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about
April 12, 2004.

2004 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

-i-

-ii-

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Juniper Networks, Inc., a Delaware corporation (“Juniper Networks”), is providing these proxy materials for you in connection with Juniper Networks’ annual meeting of stockholders, which will take place on May 19, 2004. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and executive officers, and certain other required information.

Q:	How may I obtain Juniper Networks’ 10-K?

A:	A copy of our 2003 Form 10-K is enclosed.

Stockholders may request another free copy of the 2003 Form 10-K from:

Juniper Networks, Inc.
Attn: Investor Relations
1194 North Mathilda Avenue
Sunnyvale, CA 94089
(408) 745-2000
http://www.juniper.net/company/investors

Juniper Networks will also furnish any exhibit to the 2003 Form 10-K if specifically requested.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

• The election of three Class II directors

• The ratification of Ernst & Young LLP as independent auditors for the 2004 fiscal year

We will also consider other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of independent auditors for the 2004 fiscal year.

Q:	What shares can I vote?

A:	Each share of Juniper Networks common stock issued and outstanding as of the close of business on March 22, 2004, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date we had approximately 395,853,580 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Juniper Networks stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Juniper Networks’ transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Juniper Networks. As the stockholder of record, you have the right to grant your voting proxy directly to Juniper Networks or to vote in person at the meeting. Juniper Networks has enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 22, 2004 or you hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 22, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:00 a.m., Pacific time, and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you may also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet—Stockholders of record of Juniper Networks common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most Juniper Networks stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone—Stockholders of record of Juniper Networks common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most Juniper Networks stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record of Juniper Networks common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Juniper Networks stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I change my vote or otherwise revoke my proxy?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Juniper Networks corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Juniper Networks or to third parties, except:
(1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

Q: A:	How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Juniper Networks common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	Will my shares be voted if I do not return my proxy card?

A:	If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Brokerage firms have authority to vote client’s unvoted shares on some “routine” matters. If you do not give a proxy to vote your shares, your broker may either (1) vote your shares on “routine” matters or (2) leave your shares unvoted. In addition, the terms of the agreement with your broker may grant your broker discretionary authority to vote your shares.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Juniper Networks’ nominees to the Board and “FOR” ratification of the independent auditors).

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the three nominees receiving the highest number of “FOR” votes at the annual meeting will be elected. The proposal for ratification of the independent auditors requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy using the enclosed form, the persons named as proxyholders, Marcel Gani and Mitchell Gaynor, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another stockholder, you may receive only one set of proxy materials (including our letter to stockholders, 2003 Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

Juniper Networks, Inc.
Attn: Investor Relations
1194 North Mathilda Avenue
Sunnyvale, CA 94024
(408) 745-2000
http://www.juniper.net/company/investors

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Juniper Networks is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Skinner & Co. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Skinner & Co. a fee of $7000 plus customary costs and expenses for these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?

A:	Although the deadline for submitting proposals or director nominations for consideration at the 2004 annual meeting has passed, you may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in Juniper Networks’ proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of Juniper Networks at our principal executive offices no later than December 13, 2004. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in Juniper Networks’ proxy statement is instead a reasonable time before Juniper Networks begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Juniper Networks, Inc.
Attn: Corporate Secretary
1194 North Mathilda Avenue
Sunnyvale, CA 94024
Fax: (408) 745-2100

For a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Juniper Networks common stock to approve that proposal, provide the information required by the bylaws of Juniper Networks and give timely notice to the Corporate Secretary of Juniper Networks in accordance with the bylaws of Juniper Networks, which, in general, require that the notice be received by the Corporate Secretary of Juniper Networks not later than the close of business on December 13, 2004.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the Juniper Networks annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

• 90 days prior to the meeting; and

• 10 days after public announcement of the meeting date.

Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider director candidates properly recommended by stockholders. Any such recommendations should include the nominee’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Juniper Networks within the last 3 years and evidence of your ownership of Juniper Networks stock. This information should be directed to the Corporate Secretary of Juniper Networks at the address of our principal executive offices set forth above. In addition, the bylaws of Juniper Networks permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director for election at next year’s annual meeting, the stockholder must provide the information required by the bylaws of Juniper Networks and give timely notice to the Corporate Secretary of Juniper Networks in accordance with the bylaws of Juniper Networks, which, in general, require that the notice be received by the Corporate Secretary of Juniper Networks within the time period described above under “Stockholder Proposals.”

Copy of Bylaws: You may contact the Juniper Networks Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

     Juniper Networks is committed to having sound corporate governance principles. Having such principles is essential to running Juniper Networks’ business efficiently and to maintaining Juniper Networks’ integrity in the marketplace. Juniper Networks’ Corporate Governance Standards and Worldwide Code of Business Conduct and Ethics applicable to all Juniper Networks employees, officers, directors, contractors and agents are available at http://www.juniper.net/company/investor/. Our Worldwide Code of Business Conduct and Ethics complies with the rules of the SEC, the listing standards of the Nasdaq National Market and Rule 406 of the Sarbanes-Oxley Act of 2002. Juniper Networks has also adopted complaint procedures for Accounting and Auditing matters in compliance with the listing standards of the Nasdaq National Market. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Concerns Committee (comprised of the Company’s Chief Financial Officer, General Counsel, Vice President of Human Resources, Corporate Controller, and the Director of Internal Audit), reviewed by the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Independence

     The Board has determined that, except for Scott Kriens and Pradeep Sindhu, each of whom is an executive officer of the company, each of the current directors has no material relationship with Juniper Networks (either directly or as a partner, shareholder or officer of an organization that has a material relationship with Juniper Networks) and is independent within the meaning of the NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with Juniper Networks (either directly or as a partner, shareholder or officer of an organization that has a material relationship with Juniper Networks) and is “independent” within the meaning of the NASDAQ director independence standards, including in the case of the members of the Audit Committee, the heightened “independence” standard required for such committee members.

Board Structure and Committee Composition

     As of December 31, 2003, our Board had 9 directors divided into three classes — Class I, Class II and Class III — with each class being as nearly equal in number as possible and with a three-year term for each class. As of December 31, 2003, the classes were comprised as follows:

Class I	Class II	Class III
(Term expires in 2006)	(Term expires this year)	(Term expires in 2005)
Scott Kriens	Pradeep Sindhu	William R. Hearst III

Stratton Sclavos	Vinod Khosla	Kenneth Goldman

William R. Stensrud	Robert M. Calderoni	Kenneth Levy

     Effective April 15, 2004, Mr. Khosla resigned as a Class II director in connection with our pending acquisition of NetScreen Technologies, Inc. and our related obligation to appoint a designee of NetScreen to our Board. As a result, Mr. Khosla is not standing for reelection as a Class II director this year. Pursuant to

Section 3.3 of our Bylaws, the Board has adopted a resolution reassigning Kenneth Levy to Class II effective April 15, 2004. As a result, Mr. Levy is standing for election as a Class II director this year. Unless our obligation to appoint a NetScreen designee reasonably acceptable to us is waived by NetScreen prior to the time we consummate our acquisition of NetScreen, the NetScreen designee will be appointed as a Class III director.

     As of December 31, 2003, our Board had the following three committees: (1) Audit, (2) Compensation, and (3) Nominating and Corporate Governance. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on Juniper Networks’ website at http://www.juniper.net/company/investor/. During 2003, each director except Kenneth Levy attended at least 75% of all Board and applicable Committee meetings.

Nominating
and Corporate
Name of Director	Audit		Compensation		Governance
Non-Employee Directors:
Robert M. Calderoni	X
Kenneth Goldman(1)	X	*			X
William R. Hearst III	X
Vinod Khosla			X
Kenneth Levy			X		X *
Stratton Sclavos
William R. Stensrud			X	*	X
Employee Directors
Scott Kriens
Pradeep Sindhu
Number of Meetings in Fiscal 2003	10		1		1

X = Committee member; * = Chair

(1)	the Board has determined that Mr. Goldman is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission.

Audit Committee

     The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Juniper Networks’ financial statements, Juniper Networks’ compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of Juniper Networks’ internal audit function and independent auditors, and risk assessment and risk management. The Audit Committee works closely with management as well as Juniper Networks’ independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

     The report of the Audit Committee is included herein on page 29. The charter of the Audit Committee is available at http://www.juniper.net/company/investor/ and is also included herein as Appendix A.

Compensation Committee

     The Compensation Committee discharges the Board’s responsibilities relating to compensation of Juniper Networks’ executive officers, including evaluation of the CEO; produces an annual report on executive compensation for inclusion in Juniper Networks’ proxy statement and has overall responsibility for approving and evaluating executive officer compensation plans. The report of the Compensation Committee is included herein beginning on page 23. The charter of the Compensation Committee is available at http://www.juniper.net/company/investor/.

Nominating and Corporate Governance Committee

     The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. The charter of the Nominating and Governance Committee is available at http://www.juniper.net/company/investor/.

Director Qualifications

     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating candidates for director. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee also considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identification and Evaluation of Nominees for Directors

     The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The

Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. In evaluating such recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

     Each of Messrs. Levy and Calderoni was appointed to the Board in 2003 in order to fill a vacancy and was recommended to the Nominating and Corporate Governance Committee by our Chief Executive Officer. In each case, the Nominating and Corporate Governance Committee interviewed the candidate and considered the candidate’s qualifications prior to making its recommendation to the Board.

Stockholder Communications with the Board

     Stockholders of Juniper Networks, Inc. and other parties interested in communicating with the Board may contact any of our directors by writing to them by mail or express mail c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, California 94089-1206. The Nominating and Corporate Governance Committee of the Board has approved a process for handling stockholder communications received by the Company. Under that process, the General Counsel receives and logs stockholder communications directed to the Board and, unless marked “confidential”, reviews all such correspondence and regularly forwards to the Board a summary of such correspondence and copies of such correspondence. Communications marked “confidential” will be logged as received by the General Counsel and then will be forwarded to the addressee(s).

Policy on Director Attendance at Annual Meetings

     Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of Juniper Networks stockholders. The Nominating and Corporate Governance Committee will consider, during the upcoming year, adopting a formal policy on director attendance at annual meetings of stockholders.

DIRECTOR COMPENSATION

     The following table provides information on Juniper Networks’ compensation and reimbursement practices during fiscal 2003 for non-employee directors, as well as the range of compensation paid to non-employee directors who served during the 2003 fiscal year. Neither Mr. Kriens nor Mr. Sindhu received any separate compensation for their Board activities.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL 2003

Annual retainer (payable quarterly)	$20,000
Stock options granted upon appointment or election to the Board(1)(2)	100,000
Stock options granted annually(3)	20,000
Payment for each Board meeting attended in person	$1,000
Payment for each Board meeting attended by phone	$500
Payment for each committee meeting attended in person	$500
Payment for each committee meeting attended by phone	$250
Reimbursement for expenses attendant to Board membership	Yes
Range of total cash compensation earned by directors (for the year)	$27,500 - $29,500

(1)	Directors who joined the Board prior to the adoption of this policy received grants at the time the policy was adopted.

(2)	Vests monthly over three years commencing on the date of grant.

(3)	Vests monthly over twelve months commencing on the date of grant.

     For 2004, upon the recommendation of the Compensation Committee following its review of market data and other considerations, the Board determined not to increase director compensation.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     There are three nominees for election to Class II of the Board this year - Pradeep Sindhu, Robert M. Calderoni and Kenneth Levy. Each of the nominees is presently a member of the Board. Information regarding the business experience of each nominee and the other members of the Board is provided below. Each of the Class II directors is elected to serve a three-year term until the Company’s annual meeting in 2007 and until their respective successors are elected. There are no family relationships among our executive officers and directors.

     If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the three persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Our Board recommends a vote FOR the election to the Board of each of the following nominees.

Vote Required

     The three persons receiving the highest number of “for” votes represented by shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Nominees for Election

Pradeep Sindhu Director since 1996 Age 51	Dr. Sindhu co-founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab, Xerox Corporation, Palo Alto Research Center, and a technology research center. Dr. Sindhu also serves on the board of directors of Infinera Corporation.

Robert M. Calderoni Director since 2003 Age 44	Mr. Calderoni has served as President and Chief Executive Officer and a member of the board of directors of Ariba, Inc. since October 2001. From October 2001 to December 2001, Mr. Calderoni also served as Ariba’s Interim Chief Financial Officer. From January 2001 to October 2001, Mr. Calderoni served as Ariba’s Executive Vice President and Chief Financial Officer. Mr. Calderoni was also an employee of the Company from November 2000 to January 2001. From November 1997 to January 2001, he served as Chief Financial Officer at Avery Dennison Corporation, a manufacturer of pressure-sensitive materials and office products. From June 1996 to November 1997, Mr. Calderoni served as Senior Vice President of Finance at Apple Computer, a provider of hardware and software products and Internet-based services.

Kenneth Levy Director since 2003 Age 60	Mr. Levy is a founder of KLA Instruments Corporation and since July 1, 1999 has been Chairman of the Board of KLA-Tencor Corporation. From July 1998 until June 1999, he was Chief Executive Officer and a director of KLA-Tencor Corporation. From April 1997 until June 1998, he was its Chairman of the Board. From 1975 until April 1997, he was Chief Executive Officer and Chairman of the Board of KLA Instruments Corporation. He currently serves on the boards of directors of the following publicly traded companies: KLA-Tencor Corporation, Ultratech, Inc. and Extreme Networks, Inc. Mr. Levy is a Director Emeritus of SEMI, a semiconductor manufacturing industry trade association.

Continuing Directors

William R. Hearst III Director since 1996 Age 54	Since January 1995, Mr. Hearst has been a partner with Kleiner Perkins Caufield & Byers, a venture capital firm. From May 1995 to August 1996, he was the Chief Executive Officer of At Home Corporation, a high speed Internet access and consumer online services company. Mr. Hearst was editor and publisher of the San Francisco Examiner from 1984 until 1995. Mr. Hearst serves on the boards of directors of Hearst-Argyle Television, The Hearst Corporation, Oblix, Inc., OnFiber, Applied Minds, Pictos and RGB Media. He is a Fellow of the American Association for the Advancement of Science and a trustee of Carnegie Institution, the Hearst Foundation, Mathematical Sciences Research Institute, the California Academy of Sciences and Grace Cathedral of San Francisco.

Kenneth Goldman Director since 2003 Age 54	Mr. Goldman has served as Senior Vice President, Finance and Administration and Chief Financial Officer of Siebel Systems, Inc. since August 2000. From July 1996 to July 2000, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Excite@Home, Inc. From 1992 to 1996, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Sybase, Inc. Mr. Goldman was a member of the Financial Accounting Standards Advisory Council from December 1999 to December 2003.

Scott Kriens Director since 1996 Age 46	Mr. Kriens has served as Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens also serves on the boards of directors of Equinix, Inc. and VeriSign, Inc.

Stratton Sclavos Director since 2000 Age 42	Mr. Sclavos has been President and Chief Executive Officer of VeriSign Inc. since July 1995 and Chairman of its board of directors since December 2001. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. Prior to that time, he served in various sales, business development and marketing capacities for GO Corporation, MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos also serves on the boards of directors of Salesforce.com and Intuit, Inc.

William R. Stensrud Director since 1996 Age 53	Mr. Stensrud has been a General Partner with the venture capital firm of Enterprise Partners since January 1997. Mr. Stensrud also currently is the acting Chief Executive Officer of Ensemble Communications, Inc. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, GlobeSpan Corporation and Paradyne Partners LLP, all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded. Mr. Stensrud also serves on the boards of directors of Paradyne Corporation, Airfiber, Inc. and Ensemble Communications, Inc.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has appointed Ernst & Young LLP as independent auditors to audit Juniper Networks’ consolidated financial statements for the fiscal year ending December 31, 2004. During fiscal 2003, Ernst & Young served as Juniper Networks’ independent auditors and also provided certain tax and other audit related services. See “Principal Auditor Fees and Services” on page    . Representatives of Ernst & Young are expected to attend the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

     Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Juniper Networks’ independent auditors for the 2004 fiscal year. If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors.

Vote Required

     Ratification of the appointment of Ernst & Young LLP as Juniper Networks’ independent auditors for fiscal 2004 requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the meeting.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 22, 2004, concerning:

•	Beneficial owners of more than 5% of Juniper Networks’ common stock;

•	beneficial ownership by current Juniper Networks directors and nominees and the named executive officers set forth in the Summary Compensation table on page 20; and

•	beneficial ownership by all current Juniper Networks directors and Juniper Networks executive officers as a group.

     The information provided in the table is based on Juniper Networks’ records, information filed with the Securities and Exchange Commission and information provided to Juniper Networks, except where otherwise noted.

     The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of May 21, 2004 (60 days after March 22, 2004) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)
Holders of Greater Than 5%
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	53,578,905	(2)	13.5%
FMR Company 82 Devonshire Street, Boston, MA 02109	28,176,525	(3)	7.1%
Oak Associates, Ltd 3875 Embassy Parkway Akron, OH 44333	20,125,000	(4)	5.1%
Siemens Corporation 153 East 53rd Street New York, NY 10022	35,815,206	(5)	9.1%

	Amount and Nature
	of Beneficial	Percent
Name and Address of Beneficial Owner	Ownership(1)	of Class(1)
Directors, Nominees and Named Executive Officers:
Robert M. Calderoni (6)	19,444	*
James A. Dolce, Jr. (7)	2,700,012	*
Marcel Gani (8)	1,209,660	*
Kenneth Goldman(9)	28,222	*
William R. Hearst III (10)	1,054,351	*
Scott Kriens(11)	16,261,414	4.1%
Ashok Krishnamurthi(12)	876,754	*
Kenneth Levy(13)	41,666	*
Stratton Sclavos(14)	89,666	*
Pradeep Sindhu(15)	12,499,916	3.1%
William R. Stensrud(16)	1,525,897	*
All Current Directors and Executive Officers as a Group (11 persons)(17)	36,307,002	9.2%

*	Represents holdings of less than one percent.

(1)	Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, “Vested Options” are options that may be exercised as of May 21, 2004 (60 days after March 22, 2004). The percentages are calculated using 395,853,580 outstanding shares of the Company’s common stock on March 22, 2004 as adjusted pursuant to Rule 13d-3(d)(1)(i).

(2)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2004. AXA Financial, Inc. is the parent holding company for several entities that hold our common stock as investment advisors, including Alliance Capital Management L.P. which holds 53,578,905 shares on behalf of client discretionary investment advisory accounts.

(3)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004.

(4)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2004

(5)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on July 10, 2002. Siemens Corporation acquired the shares in connection with the Company’s acquisition of Unisphere Networks.

(6)	Consists of shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(7)	Includes 2,537,251 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(8)	Includes 860,072 shares held in the name of the Marcel Gani 2002 Living Trust Dated June 6, 2002 of which Mr. Gani is the trustee and 341,041 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(9)	Includes 22,222 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(10)	Includes 48,333 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(11)	Includes 11,581,672 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees and 2,383,333 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(12)	Includes 486,529 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(13)	Consists of shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(14)	Includes 81,666 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(15)	Includes 360,000 shares held in custody for Dr. Sindhu’s children pursuant to the California Uniform Transfers to Minors Act, 908,780 shares held in trusts for the benefit of Dr. Sindhu’s children, 33,076 shares held in the Pradeep Sindhu Annuity Trust, 8,304,162 shares held by the Sindhu Family Trust and 6,867 shares held by Dr. Sindhu’s spouse. Also includes 1,296,406 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(16)	Includes 1,337,352 shares held in a trust as community property and 61,666 shares which are subject to options that may be exercised within 60 days of March 22, 2004.

(17)	Includes all shares reference in notes 6 through 16 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Juniper Networks common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Juniper Networks believes that, during fiscal 2003, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, Juniper Networks has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to Juniper Networks and the written representations of its directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company reimburses Mr. Kriens for his use of a personal aircraft for business purposes at the rate of $1500 per flying hour, not to exceed an aggregate of $300,000 in any one calendar year.

EXECUTIVE COMPENSATION

     The following table discloses compensation received by Juniper Networks’ Chief Executive Officer during fiscal 2003 and Juniper Networks’ four other most highly paid executive officers (together with the CEO, the “named executive officers”) during fiscal 2003 as well as their compensation received from Juniper Networks for each of the fiscal years ending December 31, 2002 and December 31, 2001.

Summary Compensation Table

			Annual Compensation				Long-Term Compensation
							Restricted	Securities
Name and						Other Annual	Stock	Underlying		All Other
Principal Position	Year		Salary	Bonus(12)		Compensation	Award(s)	Options		Compensation(1)
Scott Kriens	2003		$275,000	$161,350		$0	NA	800,000	(2)	$510
Chairman and Chief	2002		275,000	0		0	NA	2,750,000	(3)	462
Executive Officer	2001		275,000	157,960		0	NA	0	(4)	462
Pradeep Sindhu Vice Chairman and	2003		$185,000	$70,554		$0	NA	300,000	(2)	$377
Chief Technical	2002		185,000	10,000		0	NA	400,000	(5)	462
Officer	2001		185,000	62,600		0	NA	0	(4)	462
Marcel Gani Executive Vice	2003		$200,000	$117,345			NA	500,000	(2)	$408
President, Chief	2002		200,000	0			NA	1,080,000	(6)	462
Financial Officer	2001		185,000	90,800		$0	NA	0	(4)	462
James A. Dolce, Jr. Executive Vice	2003		$254,581	$70,407			NA	500,000	(2)	$125,922 (8)
President Field	2002	(7)	120,000	0		$0	NA	0		26,922 (8)
Operations	2001	(7)	NA	NA		NA	NA	NA		NA
Ashok Krishnamurthi.	2003	(9)	$218,322	$98,341	(13)	$0	NA	287,500	(2)	$426
Vice President	2002		186,620	27,100		0	NA	587,000	(10)	462
Engineering	2001		186,620	52,500		0	NA	34,000	(11)	462

(1)	Consists of the standard employee benefit portion paid by the Company for all employees for premiums for term life insurance and, with respect to Mr. Dolce, commissions paid.

(2)	Mr. Kriens was granted an option for 800,000 shares, Dr. Sindhu was granted an option for 300,000 shares, Mr. Gani was granted an option for 500,000 shares, Mr. Dolce was granted an option for 500,000 shares and Mr. Krishnamurthi was granted an option for 250,000 shares on September 26, 2003 at an exercise price of $15.00 per share. Mr. Krishnamurthi was also granted an option for 37,500 shares on April 1, 2003 at an exercise price of $8.16 per share.

(3)	Mr. Kriens was granted an exchange option on May 28, 2002 for 2,200,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 550,000 shares was granted at an exercise price of $5.69 per share.

(4)	No options were granted in 2001 to these individuals.

(5)	Mr. Sindhu was granted an exchange option on May 28, 2002 for 100,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 300,000 shares was granted at an exercise price of $5.69 per share.

(6)	Mr. Gani was granted an exchange option on May 28, 2002 for 580,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 500,000 shares was granted at an exercise price of $5.69 per share.

(7)	Mr. Dolce was elected a named executive officer upon the closing of the acquisition of Unisphere Networks on July 1, 2002. The data shown in the Summary Compensation Table only reflects the amounts he received while an executive officer of Juniper Networks. No data is applicable to 2001.

(8)	Amounts paid in 2003 reflect $125,414 in commissions paid. Amounts in 2002 reflect $26,634 in commissions paid on or after July 1, 2002 as the data shown in the Summary Compensation Table only reflects the amounts he received while an executive officer of Juniper Networks.

(9)	Mr. Krishnamurthi became an executive officer on September 1, 2003.

(10)	Mr. Krishnamurthi was granted an exchange option on May 28, 2002 for 507,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 80,000 shares was granted at an exercise price of $5.69 per share.

(11)	Mr. Krishnamurthi was granted an option for 30,000 shares at an exercise price of $42.76 per share on April 11, 2001 and 4,000 shares at an exercise price of $24.53 per share on July 11, 2001.

(12)	Amounts in this column reflect bonuses earned in 2003, although such amounts were paid in 2004.

(13)	Because Mr. Krishnamurthi became an executive officer in 2003, this amount includes an Executive Officer incentive bonus of $73,341 and a prorated Company Performance bonus of $25,000.

Option Grants In Last Fiscal Year

     The following tables set forth the stock options granted to the Named Executive Officers under the Company’s stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended December 31, 2003.

     The Option/SAR Grant Table below sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission.

	No. of	Percent of			Potential Realizable Value at
	Securities	Total Options			Assumed Annual Rates of Stock
	Underlying	Granted to	Exercise		Appreciation for Option Terms ($)
	Options	Employees	Price Per	Expiration
Name	Granted	During Period	Share(1)	Date	5%	10%
Scott Kriens	800,000	5.75	$15.00	9/26/2013	$7,546,736	$19,124,910
Pradeep Sindhu	300,000	2.16	$15.00	9/26/2013	2,830,026	7,171,841
Marcel Gani	500,000	3.59	$15.00	9/26/2013	4,716,710	11,953,068
James A. Dolce, Jr.	500,000	3.59	$15.00	9/26/2013	4,716,710	11,953,068
Ashok Krishnamurthi	37,500	0.27	$8.16	4/1/2013	192,442	487,685
	250,000	1.80	$15.00	9/26/2013	2,358,355	5,976,534

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2003		December 31, 2003(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott Kriens	0	$0	2,051,041	1,498,959	18,067,148	10,435,352
Pradeep Sindhu	0	0	1,255,781	524,219	1,962,162	3,875,838
Marcel Gani	150,000	1,232,135	416,458	913,542	4,072,877	6,793,223
James A. Dolce, Jr.	600,000	5,736,930	2,554,986	1,022,590	33,291,468	8,649,348
Ashok Krishnamurthi	175,000	1,843,370	408,873	440,627	4,202,665	2,834,875

(1)	The value of in-the-money options is based on the closing price on December 31, 2003 of $18.68 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

Employment Agreements

     The Company entered into a change of control agreement with Mr. Kriens on October 1, 1996, which provides that he will be entitled to base compensation and benefit payments for a period of three months in the event that his employment is terminated in connection with a change of control of Juniper Networks. Further, Mr. Kriens’ restricted stock would be released from any repurchase option and his stock options would become vested and exercisable as to an additional amount equal to that amount which would have vested and become exercisable had Mr. Kriens remained employed for a period of 18 months following the change of control. If his employment continues following a change of control, his stock options will be vested and exercisable at a rate 1.5 times the rate otherwise set forth in the stock option agreement for a period of twelve months following the change of control. Under the employment agreement, Mr. Kriens is entitled to receive three months’ base compensation and benefits, regardless of whether there is a change of control, in the event that his employment is involuntarily terminated. Upon involuntary termination, and regardless of whether there has been a change of control, Mr. Kriens’ restricted stock and stock options would become immediately vested and exercisable as to an additional amount equal to the number of stock options which would have become vested and exercisable during the three-month period following the involuntary termination had Mr. Kriens remained employed by the Company.

     The Company entered into a change of control agreement with Mr. Gani in February 1997, which provides that he will be entitled to receive base compensation and benefits for a period of three months, in the event of involuntary termination. In the event of a change of control at Juniper Networks, the vesting of Mr. Gani’s stock options will accelerate as to that number of options equal to the number of shares that would vest over the next 30 months in accordance with the Company’s standard vesting schedule or the balance of his unvested stock, whichever amount is less.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee

     The Compensation Committee is comprised of three independent, non-employee members of the Board of Directors, none of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for reviewing and approving the annual base salary, the annual incentive bonus, including the specific goals and amounts, equity compensation and other benefits or compensation arrangements of the Company’s Chief Executive Officer and its other executive officers.

Compensation Philosophy

     The Compensation Committee recognizes that in order for the Company to successfully develop, introduce, market and sell products, the ability to attract, retain and reward qualified executive officers who will be able to operate effectively in a high growth, complex environment is vital. In that regard, the Company must offer compensation that (a) is competitive in the industry; (b) motivates executive officers to achieve the Company’s strategic business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders.

     The Compensation Committee’s approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s overall performance and an individual’s contribution to the Company’s success in meeting certain critical objectives. In this regard, the Compensation Committee has tended to target lower levels of base salary relative to peer companies. In addition, the Compensation Committee’s overall philosophy regarding compensation is to encourage creation of long-term value for stockholders, employee retention, and equity ownership through stock option grants. As the Compensation Committee applies these compensation philosophies in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards maximizing the Company’s overall performance.

     The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay, stock options and participation in benefit plans generally available to other employees. The Compensation Committee considers market information from published survey data provided to the Compensation Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Compensation Committee to be peers in the Company’s industry. In addition, for determining 2004 compensation (including cash and equity compensation), the Compensation Committee retained an executive compensation consultant. The compensation consultant provided data from a selected peer group of networking and telecommunications companies as well as from broad high technology industry companies with revenues of $250 million to $1 billion.

     Since the Company’s 2003 Annual Meeting of Stockholders, the Compensation Committee has not structured such compensation arrangements so as to qualify them for deductibility under Section 162(m) of the Internal Revenue Code.

Executive Officer Compensation

     Base Salary. For 2003, the Compensation Committee accepted management’s recommendation and did not make any adjustments to base salaries of the Chief Executive Officer or other executive officers of the Company. The Compensation Committee, in reviewing compensation at the end of 2003, determined that it was appropriate to increase Chief Executive Officer and Chief Financial Officer base salary levels in order to achieve a 50th percentile total cash position relative to comparative data. Market adjustments for 2004 base salary levels were not generally required for the other executive officers.

     Management Incentive Plan. The Company has an incentive bonus plan which is a percentage of base salary measured against the performance of the Company relative to certain goals for revenue, profitability and performance of certain key strategic objectives related to the Company’s market share, expansion of the business into new growth areas and individual performance of the executive officers. For 2003, the Compensation Committee awarded executive officer bonuses aggregating $492,997 that reflected the achievement of certain revenue and profitability goals. The bonuses were paid at approximately 60% of target.

     Stock Option Grants. Grants of stock options to executive officers are based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants. Stock options are granted at the fair market value on the date of grant and will provide value to the executive officers only when the price of the Company’s common stock increases over the exercise price.

Chief Executive Officer Compensation

     For fiscal 2003, like all executive officers, on management’s recommendation, Mr. Kriens did not receive an increase in base salary. The Compensation Committee determined that Mr. Kriens’ base salary was substantially below comparative data, at the targeted 50th percentile level, and required adjustment. As a result, effective for fiscal year 2004, the Compensation Committee increased the base salary of Mr. Kriens to $425,000 with a target bonus percentage of 100% of base salary.

     Consistent with the Company’s philosophy to provide long-term incentive in the form of stock options, Mr. Kriens received an option in 2003 exercisable for 800,000 shares of Company common stock at an exercise price of $15.00. For 2004, the Compensation Committee awarded Mr. Kriens an option exercisable for 800,000 shares of Company common stock. The options granted to Mr. Kriens vest over a four-year period in accordance with the terms of the Company’s standard vesting schedule.

     Mr. Kriens management incentive bonus for 2003 was based on the same criteria as described above. Based on Company performance, Mr. Kriens was awarded a bonus of $161,350, which represented a payout at 60% of target.

MEMBERS OF THE COMPENSATION COMMITTEE

William Stensrud, Chairman,
Vinod Khosla, and
Kenneth Levy

Compensation Committee Interlocks And Insider Participation

     No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2003 about our common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon exercise of assumed options as of December 31, 2003, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	Number of
	Securities to be	Weighted-	Number of Securities Remaining
	Issued Upon	Average	Available for Future Issuance
	Exercise of	Exercise Price	Under Equity Compensation
	Outstanding	of Outstanding	Plans (excluding securities
Plan Category	Options	Options	reflected in the first column)
Equity compensation plans approved by security holders(1)	25,903,745 (3)	$14.87	42,071,353 (4)
Equity compensation plans not approved by security holders(2)	29,839,250	$12.25	10,803,525 (5)

Total	55,742,995	$13.47	52,874,878

(1)	Includes the Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”) and the 1999 Employee Stock Purchase Plan (the “Purchase Plan”).

(2)	Includes the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”). No options issued under this Plan are held by any directors or executive officers.

(3)	Excludes purchase rights accruing under the Purchase Plan, which has a stockholder-approved reserve of 8,938,068.

(4)	Consists of shares available for future issuance under the 1996 Plan and the Purchase Plan. As of December 31, 2003, an aggregate of 33,133,285 and 8,938,068 shares of Common Stock were available for issuance under the 1996 Plan and the Purchase Plan, respectively. Under the terms of the 1996 Plan, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 18,000,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors. Under the terms of the Purchase Plan, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 3,000,000 shares, (b) 1% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors.

(5)	Consists of shares available for future issuance under the 2000 Plan. Under the terms of the 2000 Plan, an annual increase is added on the first day of each fiscal year equal to the greater of (a) 5,000,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors.

(6)	As of December 31, 2003, a total of 12,648,764 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $5.60 per share. No additional options may be granted under those assumed plans.

     For a narrative description of the material features of the 2000 Plan, please see Note 10 to the Company’s Consolidated Financial Statements included with our Annual Report on Form 10-K for the year ended December 31, 2003.

STOCK PERFORMANCE GRAPH

     The graph below shows the cumulative total stockholder return assuming the investment of $100 on June 25, 1996 in each of Juniper Networks common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index.

PRINCIPAL AUDITOR FEES AND SERVICES

     The Audit Committee has appointed Ernst & Young LLP as Juniper Networks’ independent auditors for the fiscal year ending December 31, 2004. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Juniper Networks for Ernst & Young LLP

     Fees for professional services provided by the Company’s independent auditor in each of the last two years are:

	2003	2002
Audit fees	$498,000	$434,000
Audit-related fees	221,000	209,000
Tax fees	434,000	154,000
All other fees	—	—

Total	$1,153,000	$797,000

     Audit fees are for professional services rendered in connection with the audit of the Company’s annual financial statements, the review of its quarterly financial statements. Audit-related fees in 2003 were primarily related to the issuance of the Zero Coupon Convertible Senior Notes due June 15, 2008. Audit-related fees during 2002 were primarily related to the acquisition of Unisphere Networks. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 10 meetings during fiscal year 2003.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

     2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

     3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Juniper Networks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Robert M. Calderoni
Kenneth Goldman
William R. Hearst III

Appendix A

AMENDED AND RESTATED CHARTER
OF THE AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF
JUNIPER NETWORKS, INC.

     PURPOSE

     The purpose for the Audit Committee of the Board of Directors of Juniper Networks, Inc. shall be:

     (a) To assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, (iv) the Company’s internal accounting and financial controls, improvements made or to be made in such controls; and (v) the internal audit function.

     (b) To prepare the report required in the annual proxy statement as set forth in the rules of the SEC;

     (c) To make such examinations as are necessary to monitor the corporate financial reporting and external audit requirements of Juniper Networks, Inc. and its subsidiaries (the “Company”);

     (d) To provide to the Board of Directors the results of its monitoring and examining and recommendations derived therefrom;

     (e) To appoint the independent auditors, determine and approve the auditing fees, and oversee the engagement and work of the independent auditors;

     (f) To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require its attention; and

     (g) To undertake those specific duties and responsibilities described in this charter as well as such other duties as the Board of Directors from time to time prescribe.

     The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties, and the Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to the outside legal, accounting or other advisors employed by the Committee.

     MEMBERSHIP

     The Audit Committee will consist of at least three members of the Board of Directors, each of whom will be appointed by and serve at the discretion of the Board of Directors and shall meet the following requirements, as well as any requirements promulgated by the SEC now or in the future:

     (a) Each member will be independent, as defined by Nasdaq Rule 4200 and any rule or regulation prescribed by the SEC;

     (b) Each member will be able to read and understand fundamental financial statements, in accordance with Nasdaq Audit Committee requirements;

     (c) At least one member will qualify (as determined by the Board) as a “financial expert” as defined in regulations promulgated by the SEC and the Nasdaq stock market.

     RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     (a) Overseeing the internal audit function and reviewing, on a continuing basis, the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

     (b) Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     (c) Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving permissible non-audit services in those circumstances where a subsequent approval is necessary and permissible). . The pre-approval of permissible non-audit services to be performed by the independent auditors may be delegated by the Committee to one or more Committee members;

     (d) The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

     (e) Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements; (v) reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC; and (vi) establishing the hiring policies for any employees or former employees of the Company’s independent auditors.

     (f) Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     (g) Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     (h) Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

     (i) Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

     (j) Reviewing, approving and monitoring the Company’s Worldwide Code of Business Conduct and Ethics;

     (k) Establishing procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls, auditing or other matters in accordance with SEC rules and regulations;

     (l) Reviewing, in conjunction with counsel, any legal matters that could have a significant effect on the Company’s financial statements;

     (m) Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

     (n) Reviewing the performance of the independent auditors and ensuring that the independent auditors are accountable to the directly to the Audit Committee ;

     (o) Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialog with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditor;

     (p) If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     (q) Reviewing and approving related party transactions for potential conflicts of interest;

     (r) Reviewing and reassessing the adequacy of this formal written charter on an annual basis; and

     (s) Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board of Directors regarding the Committee’s examinations and recommendations.

     MEETINGS

     The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule that it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report and to otherwise fulfill its responsibilities under the charter.

     REPORTS

     The Audit Committee will record its summaries of recommendations to the Board of Directors in written form that will be incorporated as a part of the minutes of the meeting of the Board of Directors at which those recommendations are presented.

     MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Directions to the Historic Del Monte Building
100 S. Murphy Ave. #103
Sunnyvale, CA 94086-6118

From Highway 101 Northbound or Southbound:

Exit Mathilda Avenue South. Proceed 1.5 miles to Washington Avenue. Turn left.

Go 3 blocks to Murphy Avenue and turn left.

The Historic Del Monte Building is at the end of the block on the right. (See map for parking)

The banquet office is on the rear of the building facing Sunnyvale Avenue — look for the green awning that says “Banquet Office”. The elevator can be found at the rear entrance.

From Highway 280 Northbound:

Exit at De Anza Blvd and turn right. (De Anza Blvd. will become Sunnyvale/Saratoga Rd.)
Proceed 2 miles to El Camino Real. Cross El Camino and drive to Washington Avenue.
Turn right on Washington Avenue. Go 3 blocks to Murphy Avenue and turn left.
The Historic Del Monte Building is at the end of the block on the right. (See map for parking)

The banquet office is on the rear of the building facing Sunnyvale Avenue — look for the green awning that says “Banquet Office”. The elevator can be found at the rear entrance.

From Highway 280 Southbound:

Exit at De Anza Blvd. and turn left. (De Anza Blvd. will become Sunnyvale/Saratoga Rd.)
Proceed 2 miles to El Camino Real. Cross El Camino and drive to Washington Avenue.
Turn right on Washington Avenue. Go 3 blocks to Murphy Avenue and turn left.
The Historic Del Monte Building is at the end of the block on the right. (See map for parking)

The banquet office is on the rear of the building facing Sunnyvale Avenue — look for the green awning that says “Banquet Office”. The elevator can be found at the rear entrance.

From Highway 880 Northbound or Southbound:

Exit at Highway 237 and drive to the Mathilda Exit. Turn left and drive 2 miles to Washington Avenue. Turn left.
Go 3 blocks to Murphy Avenue and turn left.
The Historic Del Monte Building is at the end of the block on the right. (See map for parking)

The banquet office is on the rear of the building facing Sunnyvale Avenue — look for the green awning that says “Banquet Office”. The elevator can be found at the rear entrance.

[MAP]

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47

JUNIPER NETWORKS, INC.
1194 N. MATHILDA AVENUE
SUNNYVALE, CA 94089

There are three ways to vote your Proxy
Your Internet or telephone vote authorizes the Named Proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Juniper Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.0000
000000000000
A/C	1234567890123456789

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	JNPERP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JUNIPER NETWORKS, INC.

02           0000000000             214958311655

The Board of Directors Recommends a Vote FOR
Items 1 and 2.

1.	Election of Directors:

01) Pradeep Sindhu
02) Robert M. Calderoni
03) Kenneth Levy

For	Withhold	For All	To withhold authority to vote, mark “For All Except”
All	All	Except	and write the nominee’s number on the line below.

☐	☐	☐

2.	Ratification of Ernst & Young LLP as independent auditors

For	Against	Abstain

☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change? Mark this box and indicate changes on reverse side.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	P92443

123,456,789,012
48203R104
Signature (Joint Owners)	Date	47

JUNIPER NETWORKS, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 19, 2004
9:00 a.m. Pacific time

The Historic Del Monte Building
100 South Murphy Street
Third Floor
Sunnyvale, CA 94086

Juniper Networks, Inc.

1194 N. Mathilda Avenue, Sunnyvale, CA 94089	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2004.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Marcel Gani and Mitchell Gaynor, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Address Change:

If you noted an Address Change above, please check the corresponding box on the reverse side.